Exhibit 5.1

FLG Flangas Law Group

Writer's email: kps@fdlawlv.com

August 6, 2020

Board of Directors

Kenongwo Group US, Inc.

Yangjia Group, Xiaobu Town

Yuanzhou District, Yichun City

Jiangxi Province, China 336000

Re:	Kenongwo Group US, Inc.

Ladies and Gentlemen:

You have requested our opinion as Nevada counsel with respect to certain matters in connection with the filing by Kenongwo Group US, Inc., a Nevada corporation (the “Company”) on the date hereof of the Registration Statement on Form S-1 (the “Registration Statement”) and prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the resale by the selling shareholders named therein (the “Selling Shareholders”) of up to 3,517,893 shares of the common stock, par value $0.0001 (the “Common Stock”), per share at a fixed price of $0.10 per share for a total amount of up to $351,789 until such time, if ever, that the Company’s common stock is quoted on the OTC QB tier (the “OTCQB”) under the OTC Markets Group pursuant to the terms of the Registration Statement.

 We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

To the extent our opinion set forth in Paragraph 1 below is dependent on the existence and good standing under the laws of the State of Nevada, we have relied exclusively on the Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State dated August 3, 2020.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Common Stock issued to the Selling Shareholders have been duly authorized validly issued, fully paid and non-assessable.

3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452

August 6, 2020

We are admitted to practice only in the state of Nevada and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the state of Nevada, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ FLANGAS LAW GROUP

FLANGAS LAW GROUP